UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2010

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

____________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material definitive Agreement

REACTIVATION TRANSACTION

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, is pleased to announce it has entered into a letter of intent dated September 20, 2010 (the "Letter of Intent") with Eidam Diagnostics Corporation ("Eidam"), pursuant to which Bi-Optic has agreed to acquire 100% of the issued and outstanding shares of Eidam in a reverse takeover (the "Transaction").

The proposed Transaction is an arm's length transaction.  No insiders of Bi-Optic own securities in Eidam and no insiders of Eidam own securities in Bi-Optic.

About Eidam

Eidam is a private company incorporated on November 7, 2005 under the provisions of the Canadian Business Corporations Act.  Capital 21 Holdings Corporation (“Capital 21”) is the majority shareholder of Eidam.  Capital 21 is controlled by Bernard Armani, a British Columbia resident.  Mr. Armani is the Chief Executive Officer and President of Eidam.

Eidam owns the intellectual property to certain computerized regulation thermography related to its CRT 2000® Thermographic System (“CRT 2000®”) medical device and related software.  The CRT 2000® is a noninvasive, reproducible thermographic tool that evaluates pre-determined skin temperature points and is able to detect the changes in the body's temperature regulation to produce data that can be used for adjunctive diagnosis of certain diseases.

Capital 21 acquired the CRT 2000® technology from Eidam Medisin-Technologie GmbH in an arms-length transaction in 1995. Capital 21 subsequently sold this technology to Eidam.

Directors, Officers and Other Insiders

It is the intention of Bi-Optic and Eidam to establish and maintain a board of directors that consists of directors with a combination of appropriate skill sets and is compliant with all regulatory and corporate governance requirements.  Prior to closing the transaction Bi-Optic with assistance of its appointed Sponsor will review its board of directors and officers and if appropriate make any changes deemed necessary at the time to best support the Corporation moving forward.

As part of the Transaction, it is proposed that Mr. Armani will be appointed to the Board of Directors of Bi-Optic at closing. Mr. Armani, through his holding company Capital 21, is involved with the development and investment in new biotechnologies. He has over 26 years of experience in the natural health industry in Germany and Switzerland.  Mr. Armani founded BioLytical Laboratories Inc., a private company which developed, tested and is now marketing Insti™ HIV-1 and HIV-2 Rapid Antibody 1 Minute Test Kits.  Mr. Armani subsequently sold his position in this company at a profit.  In 1997, Mr. Armani founded DermaMed Pharmaceuticals Inc., a private company which manufacturers natural therapeutic products which are available in over 4,500 health food stores and 1,500 pharmacies in North America.  Other private companies in the health care industry Mr. Armani and Capital 21 are involved with include: InterGlobal Consulting, InterGenomic Science Corporation, Panacea Preventive Medicine Clinic & Research Centers, and Pharmaglyph Corporation.

Mr. Armani is also a director of Orient Venture Capital Inc., a Capital Pool Corporation listed on the TSX Venture Exchange under the symbol “OVC.P”.  In 2005, Mr. Armani received the Entrepreneur of the Year Award from the

Richmond British Columbia Chamber of Commerce.  Mr. Armani received his diploma from the School of Commerce in Neunkirchen, Germany in 1979.

No other changes or appointments to the board of directors or officers have been proposed at this time.

Summary of the Proposed Transaction

The Letter of Intent provides that Bi-Optic will acquire 100% of the issued and outstanding shares of Eidam, as a result of which, Eidam will become a wholly owned subsidiary of Bi‐Optic.  It is proposed to accomplish this by way of a corporate arrangement.  The shareholders of Eidam in return for their shares in Eidam will receive up to 67,870,000 shares of common stock of Bi-Optic (“Bi-Optic Common Shares”).  Upon completion of the Transaction, it is expected the shareholders of Eidam will own approximately 76.79% of the issued and outstanding common shares of Bi-Optic (pre exercise of the Bi‐Optic warrants and stock options outstanding and any common shares issued in the Proposed Private Placement described below). Capital 21 and Armani together will own approximately 59% of the issued and outstanding common shares of Bi‐Optic on a nondiluted basis.

Proposed Private Placement

Bi-Optic and Eidam have agreed to complete a private placement of securities of Bi-Optic or Eidam to raise gross proceeds of up to $3,000,000 (the "Proposed Private Placement").  The Proposed Private Placement will be completed concurrent with the completion of the Transaction.  The final terms and conditions of the Private Placement will be mutually agreed upon by Bi-Optic and Eidam.  If the entire Proposed Private Placement is completed by Eidam prior to the closing of the Transaction, then up to an additional 24,451,250 shares of Bi-Optic may be issued (or up to a total of 92,321,250 shares of Bi-Optic).

Proceeds of the Proposed Private Placement will be primarily used to manufacture and market the CRT 2000® units, as well as for general corporate purposes.

Conditions of the Completion of the Transaction

The obligations of Bi-Optic and Eidam to consummate the Transaction shall be subject to, among other things:

(a) the execution of a definitive acquisition agreement;

(b) the completion of a satisfactory due diligence review prior to September 30, 2010 of Eidam, its financial condition, operations, assets and the industry in which Eidam conducts its Business;

(c) the appointment of a broker sponsor for the reorganized Bi‐Optic to meet TSXV’s sponsorship requirements;

(d) Bi-Optic’s receipt of the audited financial statements of Eidam;

(e) Bi-Optics receipt of a valuation or assessment reasonably required to establish the value of Eidam in a form satisfactory to Bi-Optic and the TSX Venture Exchange;

(f) completion of the Proposed Private Placement on or prior to Closing on terms mutually satisfactory to the parties;

(g) acceptance of the Transaction by the TSX Venture Exchange and Bi-Optic establishing to the TSXVenture Exchange that it will meet all required minimum listing requirements of the TSX Venture Exchange as a Tier 2 technology issuer post Closing; and

(h) receipt of the approval of the shareholders of Bi-Optic or Eidam, or both, as may be required, to the Transaction (“Shareholder Approval”).

The conditions listed above are for the benefit of, and may be waived by, Bi-Optic and Eidam as they relate to the obligations of the other party to perform or obtain same.

Valuation Report

Eidam has provided Bi-Optic with a valuation report dated May 26, 2010, prepared by Evans and Evans, Inc., on 100% of the issued and outstanding shares of Eidam (the "Report").  The Report will be submitted to the TSX Venture Exchange for review as part of the Transaction.  When the Report is approved by the TSX Venture Exchange, it will be filed on SEDAR, concurrently with the Management Information Statement which Bi-Optic will prepare for review by the TSX Venture Exchange in connection with the Transaction and TSX Venture Exchange Policy 5.2 - Changes of Business and Reverse Takeovers.

Sponsorship

Bi-Optic expects to retain a sponsor shortly in connection with the Transaction.

Item 7.01 Regulation FD Disclosure

REACTIVATION TRANSACTION

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, is pleased to announce it has entered into a letter of intent dated September 20, 2010 (the "Letter of Intent") with Eidam Diagnostics Corporation ("Eidam"), pursuant to which Bi-Optic has agreed to acquire 100% of the issued and outstanding shares of Eidam in a reverse takeover (the "Transaction").

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1. September 24, 2020 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010        Bi-Optic Ventures Inc.

                             (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/CFO/Director)

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